                                                                    EXHIBIT 11.1

                                   VANS, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                 THIRTY-NINE WEEKS
                                                                                       ENDED
                                                  YEARS ENDED MAY 31,           -------------------
                                             ------------------------------     FEB 25,     FEB 24,
                                              1993       1994        1995        1995        1996
                                             ------     ------     --------     -------     -------
                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PRIMARY EARNINGS PER SHARE:
Net income (loss)..........................  $2,709     $1,361     $(37,135)    $ 1,791     $ 2,634
                                             ======     ======     ========      ======     =======
Weighted average number of common shares
  outstanding during the year..............   9,245      9,472        9,606       9,608       9,685
  Incremental common shares attributable to
     exercise of stock options.............     400        259            5         222         515
                                             ------     ------     --------      ------     -------
                                              9,645      9,731        9,611       9,830      10,200
                                             ======     ======     ========      ======     =======
Primary earnings (loss) per share..........  $ 0.28     $ 0.14     $  (3.86)    $  0.18     $  0.26
                                             ======     ======     ========      ======     =======

                                                                                 THIRTY-NINE WEEKS
                                                                                       ENDED
                                                  YEARS ENDED MAY 31,           -------------------
                                             ------------------------------     FEB 25,     FEB 24,
                                              1993       1994        1995        1995        1996
                                             ------     ------     --------     -------     -------
                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss)..........................  $2,709     $1,361     $(37,135)    $ 1,791     $ 2,634
                                             ======     ======     ========      ======     =======
Weighted average number of common shares
  outstanding during the year..............   9,245      9,472        9,606       9,608       9,685
  Incremental common shares attributable to
     exercise of stock options.............     403        259            5         286         928
                                             ------     ------     --------      ------     -------
                                              9,648      9,731        9,611       9,894      10,613
                                             ======     ======     ========      ======     =======
Fully diluted earnings (loss) per share....  $ 0.28     $ 0.14     $  (3.86)    $  0.18     $  0.25
                                             ======     ======     ========      ======     =======